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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 12, 2000, except for Note 11, as to which the date is September 1, 2000, relating to the financial statements of Ixia, which appears in Ixia's Prospectus filed with the Securities and Exchange Commission on October 18, 2000 in connection with Ixia's Registration Statement on Form S-1, as amended (Reg. No. 333-42678).

/s/ PRICEWATERHOUSECOOPERS LLP

Woodland Hills, CA
October 27, 2000